Lakefront 15 (fka Building 74) CONSENT TO SUBLEASE THIS CONSENT TO SUBLEASE ("Consent"), dated as of ____________,June 3 2019, is by and among HOME POINT FINANCIAL CORPORATION, a New Jersey corporation ("Tenant"), EHEALTHINSURANCE SERVICES, INC., a Delaware corporation ("Subtenant"), and PRECEDENT LAKESIDE ACQUISITIONS, LLC, a Delaware limited liability company ("Landlord"), Landlord having an address at c/o Rubenstein Partners, Cira Centre, 2929 Arch Street, 28th Floor, Philadelphia, Pennsylvania 19104-2868, Attention: David B. Rubenstein and R. Bruce Balderson, Jr. Background A. Landlord (as successor-in-interest to Precedent Co-Investor, LLC, a Delaware limited liability company, as successor-in-interest to PP Indianapolis IV Project Corporation, a Delaware corporation) and Tenant (as successor-in-interest to Stonegate Mortgage Corporation, an Ohio corporation) are parties to that certain Lease Agreement dated May 24, 2011 (the "Original Lease"), as amended by that certain Lease Addendum dated May 21, 2012 (the "First Addendum"), as further amended by that certain Lease Addendum II dated July 2, 2012 (the "Second Addendum"), as further amended by that certain Lease Addendum III dated March 1, 2013 (the "Third Addendum"), as further amended by that certain Lease Addendum IV dated March 1, 2013 (the "Fourth Addendum"), and as further amended by that certain Fifth Amendment to Lease dated September 7, 2016 (the "Fifth Amendment", and collectively with the Original Lease, the First Addendum, the Second Addendum, the Third Addendum and the Fourth Addendum, the "Prime Lease") respecting certain premises ("Premises") in the building known as Lakefront 15 (and formerly known as Building 74) located at 9190 Priority Way West Drive, Indianapolis, Indiana 46240, in the office park commonly known as of the date of this Lease as Lakefront at Keystone (and formerly known as Precedent Office Park) (the "Park"). B. Tenant and Subtenant wish to enter into a certain sublease (the "Sublease") dated _____________________,June 3 2019, respecting the portion of the Premises described therein as Suite 200 and Suite 300 in the Building (the "Sublease Premises"). C. The Prime Lease provides that Tenant may not enter into any sublease without Landlord's prior written approval. D. Tenant and Subtenant have herewith presented the fully-executed Sublease to Landlord for Landlord's approval, and Landlord is willing to approve the same, upon and subject to all of the terms and conditions contained herein. E. Landlord and Subtenant are contemplating the execution of a certain Office Lease concurrently herewith (the "Direct Lease"), by which Subtenant leases all space in the Building from Landlord including the Sublease Premises commencing immediately after the expiration of the Prime Lease and the Sublease. 1

Lakefront 15 (fka Building 74) Agreement NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows: 1. No Rights Against Landlord . None of the Prime Lease or the Sublease shall be deemed to grant Subtenant any rights whatsoever against Landlord. Subtenant hereby acknowledges and agrees that its sole remedy for any alleged or actual breach of Subtenant's rights in connection with the Sublease Premises and/or under the Sublease shall be solely against Tenant. Notwithstanding the foregoing, Subtenant’s continued occupancy of the Sublease Premises following October 31, 2022 shall be solely pursuant to the Direct Lease and shall not constitute occupancy under the Prime Lease or the Sublease or an extension of the Prime Lease or the Sublease. 2. No Release . This Consent shall not release Tenant from any existing or future duty, obligation or liability to Landlord pursuant to the Prime Lease, nor shall this Consent change, modify or amend the Prime Lease in any manner except as expressly provided in this Paragraph and Paragraph 7 below. This Consent shall not be deemed to be a consent to any further sublease(s). Tenant and Subtenant acknowledge and agree that no dealings, relations or interaction between Landlord and Subtenant (including, without limitation, Landlord's acceptance of any monies from Subtenant; Landlord's submission of bills or invoices to Subtenant other than as expressly provided below and by Sections 7 and 8 hereto; or Landlord's direct communication with Subtenant), shall release Tenant from any existing or future duty, obligation or liability to Landlord pursuant to the Prime Lease, or modify or amend the Prime Lease in any manner. Notwithstanding the foregoing, to the extent Subtenant and Landlord agree to any material modification of the Sublease Premises or additional materials or services to be provided to or for the benefit of the Subleased Premises, Tenant shall have no liability therefor and shall be released from any related obligation or liability thereto and Subtenant hereby agrees to indemnify, defend, protect and hold harmless Tenant from, all losses, damages, liabilities, claims, attorneys’ fees, costs and expenses arising from any such material modification or additional materials or services. 3. Representation and Warranty . Tenant and Subtenant represent, warrant and covenant to Landlord that (i) a true, correct and complete copy of the Sublease is attached hereto as Exhibit "A" and (ii) the Sublease constitutes the entire and only agreement between Tenant and Subtenant relating to Subtenant's use of the Sublease Premises. 4. Prime Lease Termination; Nondisturbance and Attornment . (A) In the event of Prime Lease Termination (as hereinafter defined) prior to the termination of the Sublease, the parties agree that, notwithstanding anything to the contrary in the Sublease, (i) the Sublease shall remain in full force and effect for the full term of the Sublease, and notwithstanding any termination of the Prime Lease, Subtenant shall continue to be obligated to perform all of its covenants under the Sublease as if the Prime Lease had not been terminated, (ii) 2

Lakefront 15 (fka Building 74) Subtenant's tenancy and right to possession of the Sublease Premises under and pursuant to the terms of the Sublease shall continue undisturbed by Landlord or its successors and assigns, and (iii) Subtenant shall attorn to Landlord and shall recognize Landlord as Subtenant's landlord under the Sublease, as if the Sublease were a direct lease between Landlord and Subtenant, except that Landlord shall not be bound by any provision of the Sublease which in any way increases Landlord's duties, obligations or liabilities to Subtenant beyond those owed to Tenant under the Prime Lease. In the event of Prime Lease Termination, Subtenant agrees to execute and deliver at any time and from time to time, upon request of Landlord, any instruments which Landlord deems necessary or appropriate to evidence such attornment; Tenant shall immediately pay or transfer to Landlord any security deposit, rent or other sums then held by Tenant under the Sublease; and Landlord shall not (w) be liable to Subtenant for any act, omission or breach of the Sublease by Tenant, (x) be subject to any offsets or defenses which Subtenant might have against Tenant, (y) be bound by any rent or additional rent which Subtenant might have paid in advance to Tenant, or (z) be bound to honor any rights of Subtenant in any security deposit made with Tenant except to the extent Tenant has turned over such security deposit to Landlord. Notwithstanding anything in this Consent or the Direct Lease to the contrary, if, during the remaining term of the Prime Lease, Landlord exercises its rights to terminate the Prime Lease due to a casualty or condemnation or Subtenant exercises its rights to terminate the Sublease due to a casualty or condemnation, then the Direct Lease will terminate concurrently with any such termination of the Prime Lease or the Sublease. In addition, notwithstanding anything to the contrary in the Sublease, Subtenant agrees that its right to terminate the Sublease pursuant to the provisions of Section 10.1 of the Prime Lease, as incorporated into the Sublease, is hereby modified to delete the reference to “nine (9) months” in the fourth sentence of Section 10.1 of the Prime Lease, as incorporated into the Sublease, and replace such reference with “365 days”. (B) "Prime Lease Termination" means any event which, by voluntary or involuntary act or by merger of interests or operation of law, might cause or permit the Tenant's right to possession of the Sublease Premises to be terminated and/or the Prime Lease to be terminated, canceled, foreclosed against, or otherwise come to an end prior to its expiration date, including, but not limited to (1) a default by Tenant under the Prime Lease; (2) foreclosure proceedings brought by the holder of any mortgage or trust deed to which the Prime Lease is subject; (3) the termination of Tenant's leasehold estate by dispossession proceeding or otherwise or (4) mutual agreement of Landlord and Tenant; provided, however, that “Prime Lease Termination” excludes the termination of the Prime Lease due to casualty or condemnation in accordance with the terms and conditions of the Prime Lease. (C) Landlord's liability shall be limited to matters arising during Landlord's ownership of the Building, and in the event that Landlord (or any successor owner) shall convey or dispose of the Building to another party, such party shall thereupon be and become "Landlord" hereunder and shall be deemed to have fully assumed and be liable for all obligations under this Consent or the Sublease to be performed by Landlord which first arise after the date of conveyance, including the return of any security deposit, and Tenant shall attorn to such other party, and Landlord (or such successor owner) shall, from and after the date of conveyance, be free of all liabilities and obligations 3

Lakefront 15 (fka Building 74) hereunder not then incurred. The liability of Landlord to Subtenant for any default by Landlord under this Consent or the Sublease after such attornment, or arising in connection with Landlord's operation, management, leasing, repair, renovation, alteration, or any other matter relating to the Building or the Sublease Premises, shall be limited to the interest of Landlord in the Building (and proceeds thereof); and notwithstanding anything in this Consent, either expressed or implied, to the contrary, each of Tenant and Subtenant acknowledges and agrees that no personal liability or personal responsibility is assumed by, nor shall at any time be asserted or enforceable against, Landlord, any partner of Landlord, any parent, subsidiary or affiliate of Landlord, or any of their respective heirs, personal representatives, successors, assigns, officers, members or employees, on account of this Consent or on account of any covenant, undertaking or agreement of Landlord in this Consent and/or the Prime Lease contained, all such personal liability and personal responsibility, if any, being expressly waived and released by Tenant and Subtenant. (D) Upon a Prime Lease Termination and attornment described in Section 4(A) above (an "Attornment"), Subtenant agrees to pay to Landlord fifty percent (50%) of the Make-Whole Amount within thirty (30) days after receipt of a written invoice together with reasonable appropriate supporting documentation evidencing the amount of such invoice. As used herein in this paragraph, the term "Make-Whole Amount" means an amount equal to the difference between (i) the Rent paid by Subtenant under the Sublease from and after an Attornment through the expiration of the term of the Sublease (i.e., October 31, 2022), and (ii) the portion of the following items that is attributable to the Sublease Premises and remains unpaid after Landlord has exhausted commercially reasonable efforts to collect any applicable amounts from Tenant (through the commencement and prosecution of a lawsuit or other legal action against Tenant, as appropriate and permitted under applicable law and the Prime Lease), calculated from and after an Attornment through the expiration of the term of the Sublease: (y) the Monthly Rental Installments (as defined in the Prime Lease), and (z) any Additional Rent (as defined in the Prime Lease) payable with respect to Building Operating Expenses (as defined in the Prime Lease), Real Estate Taxes (as defined in the Prime lease) and the consumption of utilities and services under the Prime Lease. Landlord will be deemed to have exhausted commercially reasonable efforts to collect such amounts from Tenant when it has pursued a claim against Tenant to judgment and has initiated proceedings supplemental to collect the judgment. Notwithstanding the foregoing, in the event that a bankruptcy is filed by or against Tenant, Landlord shall have no further obligation to pursue efforts to collect such amounts from Tenant. This subsection 4(D) shall survive the expiration or any earlier termination of the Sublease. 5. Performance of Sublease . On receipt by Subtenant of written notice from Landlord that the rights of Tenant under the Prime Lease have been terminated and/or that Landlord has succeeded to the interest of Tenant under the Prime Lease, and that Subtenant shall pay all rents owing under the Sublease to or as directed by Landlord, Tenant hereby: (a) authorizes and directs Subtenant to thereafter pay all rent and render all performance under the Sublease to or at the direction of Landlord; and (b) agrees to defend, indemnify and hold Subtenant harmless from all claims, demands, losses or liabilities asserted by, through or under Tenant for all payments made and performance rendered by Subtenant to Landlord. On receipt of such notice, subject to all rights of the Subtenant under the Sublease or at law or in equity, Subtenant agrees to thereafter pay rent and 4

Lakefront 15 (fka Building 74) render performance under the Sublease to or at the direction of Landlord, subject to the provisions of this Consent. Such payment and performance will continue until Landlord otherwise directs the Subtenant in writing. 6. Agreement Regarding Subtenant Default . Tenant and Subtenant agree that if Subtenant defaults under the Sublease and Tenant intends to exercise its remedies under Section 9(j) of the Sublease or otherwise to terminate the Sublease or to terminate Subtenant's right to possession, Tenant shall first be required to notify Landlord of such intent, and Landlord shall have the right (but not the obligation) to elect, by written notice to Tenant and Subtenant (an "Election Notice"), to take assignment of Tenant's interest in the Prime Lease and the Sublease with respect to the Sublease Premises only, relieving Tenant of any future obligations under the Prime Lease and the Sublease with respect to the Sublease Premises only, other than the obligation of Tenant to continue to pay Landlord the difference between the Rent due under the Prime Lease less the rent paid by Subtenant under the Sublease through October 31, 2022. If Landlord does not elect to take an assignment of the Sublease as aforesaid, Tenant may exercise any of its remedies as provided in the Sublease, and Landlord may, at its option, declare an event of default by Subtenant under the Direct Lease. Upon the exercise by Landlord of its option to take an assignment of the Tenant's interest in the Prime Lease and the Sublease with respect to the Sublease Premises only pursuant to this Section, Tenant and Subtenant shall execute such documentation as Landlord may reasonably require to memorialize such event (the "Assignment"). Nothing contained in this Section shall require Landlord to send an Election Notice as provided above. A failure by Landlord to send an Election Notice following a default by Subtenant as provided above shall not constitute a waiver by Landlord nor prevent Landlord from exercising its option to send an Election Notice at a subsequent time or in the event of a subsequent Subtenant default. 7. Amendment of Lease . The Prime Lease is hereby modified as follows in consideration for this Consent. (A) Sections 2.5 (Option to Extend), 4.6 (Exclusive Use), 24.28 (Right of First Offer), 24.29 (Right of First Refusal) and 24.30 (Options to Terminate) of the Prime Lease are hereby deemed null and void and of no further force or effect. (B) Section 6.2 (Additional Services) of the Prime Lease is hereby amended to add the following to the end of such Section, with the understanding that the provisions applicable to "Lessee" in the following will apply to both Tenant and Subtenant (with respect to the Sublease Premises only), it being understood by the parties that any costs and expense contemplated in the following shall be the responsibility of Tenant or Subtenant (with respect to the Sublease Premises only), as applicable, with the requesting party being primarily liable to Landlord for any such costs and expenses: "If Lessee requests utilities or building services in addition to those identified above, or if Lessee uses any of the above utilities or services in frequency, scope, quality or quantity substantially greater than that which Landlord determines is normally required by other tenants in the Building or by tenants in comparable office buildings, then Landlord shall use reasonable efforts to attempt to furnish Lessee with such additional utilities or services. In the event Landlord is able to and does furnish such additional utilities or services, (i) the costs thereof (which shall be deemed 5

Lakefront 15 (fka Building 74) to mean the cost that Lessee would have incurred had Lessee contracted directly with the utility company or service provider) shall be borne by Lessee, who shall reimburse Landlord monthly for the same as Additional Rent, and (ii) Landlord shall also have the right to submeter or separately meter the Demised Premises (or portion thereof) at Lessee's sole cost, and Lessee shall pay such utilities based on the submeter or separate meter. If any lights, density of staff, machines or equipment used by Lessee in the Demised Premises materially affect the temperature otherwise maintained by the Building's air-conditioning system or generate substantially more heat in the Demised Premises than that which Landlord determines would normally be generated by tenants in comparable office buildings, then Landlord shall have the right to install any machinery or equipment that Landlord considers reasonably necessary, including, without limitation, equipment that modifies the Building's HVAC system. All costs expended by Landlord to install any such machinery and equipment and any additional costs of operation and maintenance in connection therewith shall be borne by Lessee, who shall reimburse Landlord for the same as provided in this Section 6.2." 8. Amendment of Sublease . Subtenant hereby waives its right to terminate the Sublease pursuant to the last sentence of Section 7 of the Sublease. Notwithstanding anything to the contrary in the Sublease, this Consent or the Direct Lease, before exercising any rights that Subtenant may have at law or in equity that could result in the termination of the Sublease, Subtenant shall provide Tenant and Landlord with notice of the breach or default (whether alleged to be a breach or default by Tenant or Landlord) giving rise to same (the “Default Notice”) and, thereafter, Landlord shall have the opportunity to cure such breach or default as provided for below. After Landlord receives a Default Notice, Landlord shall have a period of thirty (30) days in which to cure the breach or default; provided, however, that if a non-monetary default cannot reasonably be performed within thirty (30) days, Landlord shall have such longer period of time to cure such non- monetary default as may be reasonably required so long as Landlord commences such performance within said thirty-day period and thereafter diligently, continuously and in good faith undertakes to complete the same. Landlord shall have no obligation to cure (and shall have no liability or obligation for not curing) any breach or default by Tenant, except to the extent that Landlord agrees or undertakes otherwise in writing. In addition, Landlord, Subtenant and Tenant agree as follows: (A) Rooftop Rights: Notwithstanding the provisions of Section 24.21 of the Prime Lease, as incorporated into the Sublease, during the term of the Sublease, Subtenant’s rights and obligations with respect to the installation, use, operation and removal of rooftop equipment shall be in accordance with Section 16.20 of the Direct Lease, which shall be deemed to be incorporated by reference into the Sublease in the manner described in Section 1(c) of the Sublease with references to “Landlord” and “Tenant” in such Section 16.20 deemed to mean Landlord and Subtenant, respectively (the “Rooftop Rights”). (B) Generator Rights: Notwithstanding anything to the contrary in the Prime Lease or the Sublease, during the term of the Sublease, Subtenant’s rights and obligations with respect to the installation, use, operation and removal of a generator, UPS and related equipment shall be in accordance with Section 17.05 of the Direct Lease, which shall be deemed to be incorporated by reference into the Sublease in the manner described in Section 1(c) of the Sublease with references 6

Lakefront 15 (fka Building 74) to “Landlord” and “Tenant” in such Section 17.05 deemed to mean Landlord and Subtenant, respectively (the “Generator Rights”). (C) Insurance: Notwithstanding anything to the contrary in the Prime Lease or the Sublease, Subtenant’s obligations with respect to the maintenance of insurance during the Sublease term shall be satisfied if Subtenant complies with the requirements of Section 8.04 of the Direct Lease. Subtenant shall provide Tenant with copies of all notices and documents that must be delivered to Landlord in connection with Subtenant’s exercise of the Rooftop Rights and Generator Rights. Subtenant may exercise such Rooftop Rights and Generator Rights without Tenant’s consent so long as such rights are not exercised in a manner that materially and adversely interferes with Tenant’s use of Suite 100 in the Building. Notwithstanding the foregoing, (i) Subtenant shall indemnify, defend, protect and hold harmless Tenant and Landlord from, all losses, damages, liabilities, claims, attorneys’ fees, costs and expenses arising from Subtenant’s exercise of the Rooftop Rights and Generator Rights during the term of the Sublease and (ii) Landlord hereby releases Tenant from any and all losses, damages, liabilities, claims, attorneys’ fees, costs and expenses arising from the exercise of the Rooftop Rights and the Generator Rights during the term of the Sublease. 9. Compliance with Prime Lease . Subtenant hereby acknowledges that it has read and has knowledge of all of the terms, provisions, rules and regulations of the Prime Lease and agrees not to do or omit to do anything which would cause Tenant to be in breach of the Prime Lease. Any such act or omission shall also constitute a breach of this Consent and shall entitle Landlord to recover any damage, loss, cost or expense which it thereby suffers, from Subtenant, whether or not Landlord proceeds against Tenant. 10. Privity . The parties agree that privity of contract between Subtenant and Landlord has been established by the execution of this Consent and that privity of estate between Landlord and Subtenant will be automatically established by (i) a Prime Lease Termination or (ii) the delivery of Landlord's Election Notice to Tenant and Subtenant and execution of the Assignment, in each case without the necessity for execution of any further document or the performance of any further act by Landlord, Tenant or Subtenant, subject to Sections 6 and 11 hereof. 11. New Lease . If, at any time Landlord assumes or is deemed to assume the Sublease pursuant to this Consent, upon the request of Landlord, Landlord and Subtenant shall enter into a new lease between Landlord, as landlord, and Subtenant, as tenant, for the remainder of the term of the Sublease, on the same terms and conditions as set forth in Section 4(A) above. 12. Litigation . In the event of any litigation between the parties hereto with respect to the subject matter hereof, the unsuccessful party agrees to pay the successful party all costs, expenses and reasonable attorney's fees incurred therein by the successful party, which shall be included as a part of the judgment therein rendered. The "successful party" shall include, but is not limited to, a party whose claim is substantially sustained in an action, a party who is granted equitable relief or a party who dismisses an action or settles a claim in exchange for a payment of substantially the sum allegedly due. 7

Lakefront 15 (fka Building 74) 13. Successors . This Consent shall be binding upon and inure to the benefit of the parties' respective successors and assigns, subject to all agreements and restrictions contained in the Prime Lease, the Direct Lease (solely with regard to Subtenant), the Sublease and herein with respect to subleasing, assignment, or other transfer. The agreements contained herein constitute the entire understanding between the parties with respect to the subject matter hereof, and supersede all prior agreements, written or oral, inconsistent herewith. No amendment, modification or change therein will be effective unless Landlord shall have given its prior written consent thereto. This Consent may be amended only in writing, signed by all parties hereto. 14. Notices . Tenant and Subtenant shall copy Landlord on any notices sent to or from Tenant or Subtenant under the Sublease. Notices required or desired to be given hereunder shall be effective either upon personal delivery or three (3) days after deposit in the United States mail, by certified mail, return receipt requested, addressed to Landlord at the address set forth above, or to Tenant or Subtenant at the address in the Prime Lease (for Tenant) or the Direct Lease (for Subtenant). Any party may change its address for notice by giving notice in the manner hereinabove provided. 15. Landlord's Costs . As a condition to the effectiveness of Landlord's consent to the Sublease, Tenant agrees to reimburse Landlord for its reasonable attorneys' fees and administrative expenses incurred in connection with this Consent (collectively, "Landlord's Costs"), as additional rent under the Prime Lease. The Landlord Costs shall not include any costs or expenses related to the Direct Lease. Landlord acknowledges that such Landlord Costs shall be supported by invoices which shall be provided to Tenant as a condition of such reimbursement. Tenant shall be responsible for payment of such Landlord's Costs whether or not Landlord approves the Sublease or this Consent is executed. 16. Sublease Profit . Section 17.1 of the Prime Lease provides that 100 percent of any rental payable under the Sublease which exceeds the amount of rental payable under the Prime Lease shall be payable to Landlord (prorated as provided in the Prime Lease). Accordingly, and in addition to all other amounts payable by Tenant under the Prime Lease, Tenant shall pay to Landlord, together with each monthly installment of minimum rent under the Prime Lease, the respective amounts set forth on Exhibit "B" attached hereto. Any failure by Tenant to make any such payment within five (5) days after it is due shall constitute an "Event of Default" under the Prime Lease. 17. Guaranty . This Consent shall not become effective until the Guarantor (as defined in the Direct Lease) has acknowledged this Consent on the page attached hereto and executed a guaranty of the Subtenant's obligations under the Direct Lease and this Consent (including Subtenant’s obligations under the Sublease from and after the date (if any) it becomes a direct agreement with Landlord following a Prime Lease Termination as provided in Section 4(A) above or following an Assignment as provided in Section 6 above, which guaranty shall be in the form attached to the Direct Lease. 8

Lakefront 15 (fka Building 74) 18. Indemnification . Tenant and Subtenant agree to indemnify and hold Landlord harmless from and against any loss, cost, expense, damage or liability, including reasonable attorneys' fees, incurred as a result of a claim by any person or entity (i) that is entitled to a commission, finder's fee or like payment in connection with the Sublease or (ii) relating to or arising out of the Sublease or any related agreements or dealings. 19. Compliance with Laws . Tenant agrees that Tenant shall comply, at Tenant's sole cost and expense, with all applicable laws, rules, statutes, ordinances and regulations in connection with the subletting of the Sublease Premises, and shall supply Landlord with reasonable evidence of such compliance. 20. Miscellaneous . This Consent shall be governed by and construed in accordance with the internal laws of the State of Indiana. The parties hereby agree that the exclusive jurisdiction and venue for any action arising out of, involving or in any way related to this Consent or the Sublease or Prime Lease shall be the Indiana Commercial Court located in Marion County, Indiana or, if the Commercial Court does not exist, in a state court located in Marion County, Indiana or a Federal Court located in the Southern District of Indiana. The submission of this Consent for examination does not constitute Landlord's consent to the Sublease, and this Consent shall become effective only upon execution and delivery thereof by all parties. The captions of the paragraphs and subparagraphs in this Consent are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof. Landlord is intended to be a third party beneficiary of the Sublease. Notwithstanding any provision of the Sublease to the contrary, Tenant and Subtenant acknowledge and agree that Landlord is not, and is not intended to be, a party to the Sublease, and this Consent shall create no liability or obligation whatsoever on the part of Landlord to Tenant or Subtenant. Nothing contained herein shall be construed as an approval or ratification by Landlord of any of the particular provisions of the Sublease. This Consent shall not be recorded. 21. Counterparts . This Consent may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. Delivery of an executed counterpart of this Consent by facsimile or email shall be equally as effective as delivery of an original executed by counterpart of this Consent. Any party delivering an executed counterpart of this Consent by facsimile or email also shall deliver an original executed counterpart of this Consent but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Consent. 22. Authority . The parties hereto each hereby represents and warrants to the other parties that the person executing this Consent on its behalf is duly authorized and empowered to do so. The parties hereto each hereby represents and warrants to the other parties that this Consent, when fully executed and delivered, shall be binding upon it, enforceable in accordance with and subject to the terms, conditions and provision hereof. 23. Contingency . The parties acknowledge and agree that this Consent is contingent upon Landlord and Subtenant entering into the Direct Lease, in a form acceptable to such parties. 9

Lakefront 15 (fka Building 74) 24. Further Agreements of Landlord . Notwithstanding the foregoing, Landlord agrees as follows: (A) During the term of the Sublease, Subtenant may use the Sublease Premises for any purpose permitted under Section 1.01(k) of the Direct Lease, including general office use. (B) The waiver of subrogation set forth in Section 14.1 of the Prime Lease shall apply as between Landlord and Subtenant during the term of the Sublease. [Signatures begin on following page.] 10

Lakefront 15 (fka Building 74) EXHIBIT "A" THE SUBLEASE (executed copy to be attached) A-1

HPF Form (2018) SUBLEASE AGREEMENT This Sublease Agreement (the “Sublease Agreement” or “Sublease”) is made this ___3rd day of ______,June 2019 (the “Sublease Effective Date”), by and between Home Point Financial Corporation, a New Jersey corporation, as successor-in-interest to Stonegate Mortgage Corporation, an Ohio corporation (“Sublessor”) and eHealthinsurance Services, Inc., a Delaware corporation (“Sublessee”). RECITALS WHEREAS, Sublessor currently leases office space located at 9190 Priority Way W Dr, Indianapolis, IN 46240 consisting of approximately 77,431 rentable square of the building commonly known as Building 74 (the “Building”) of the Precedent Office Park (as more particularly described in the Primary Lease, as such term is subsequently defined herein, the “Premises”); WHEREAS, Sublessor intends to retain a portion of the Premises consisting of approximately 21,155 rentable square feet and referred to as 9190 Priority Way W Dr, Suites 100, 120 and 130 (the “Home Point Premises”); WHEREAS, Sublessor intends to sublet to Sublessee a portion of the Premises consisting of approximately 56,276 rentable square feet and referred to as 9190 Priority Way West Drive, Suites 200 and 300 (the “Sublease Premises”), as shown on Exhibit “B” attached hereto and made a part hereof; and WHEREAS, Sublessee desires to sublease the Sublease Premises from Sublessor pursuant to the terms hereof. NOW THEREFORE, in consideration of good and valuable consideration, including the promises and agreements hereafter set forth, the parties agree as follows: 1. Primary Lease. (a) Sublessor (as lessee) and Precedent Lakeside Acquisitions, LLC (the “Landlord”) (successor in interest to Precedent Co-Investor, LLC, a Delaware limited liability company, itself successor in interest to PP Indianapolis IV Project Corporation), are parties to that certain Lease Agreement dated May 24, 2011 (the “Original Lease”), as amended by that certain Lease Addendum dated May 21, 2012 (the “First Addendum”), that certain Lease Addendum II dated July 2, 2012 (the “Second Addendum”), that certain Lease Addendum III dated March 1, 2013 (the “Third Addendum”), that certain Lease Addendum IV dated March 1, 2013 (the “Fourth Addendum”) and that certain Fifth Amendment to Lease dated

September 7, 2016 (the “Fifth Addendum”), and together with the Original Lease, the First Addendum, the Second Addendum the Third Addendum, the Fourth Addendum and the Fifth Addendum, the “Primary Lease”), a copy of which is attached hereto as Exhibit “A” and by reference made a part herein, including any and all amendments, assignments and modifications thereto. There have been no further amendments and/or other modifications to the Primary Lease other than as set forth in Exhibit “A.” Sublessee desires to sublease the Sublease Premises on the terms and conditions set forth in this Sublease Agreement, subject to the terms and conditions of the Primary Lease. Notwithstanding anything contained in the Primary Lease to the contrary and except as stated herein, Sublessee shall have the same obligations, rights, and remedies under the Primary Lease, as incorporated herein, as to the Sublease Premises, of Sublessor, as if Sublessee was a “lessee” or “tenant” under the Primary Lease and Sublessee agrees perform faithfully and be bound by all of the terms, covenants, conditions, provisions and agreements of the Primary Lease, as incorporated herein, applicable to the Sublease Premises, other than the Excluded Obligations (as defined below). (b) The terms, conditions and respective obligations of Sublessor and Sublessee to each other under this Sublease shall be the terms and conditions of the Primary Lease, as incorporated herein, except for (i) the Excluded Obligations (as defined below)) and (ii) those provisions of the Primary Lease which are directly contradicted by this Sublease in which event the terms of this Sublease shall control over the Primary Lease. Therefore, for the purposes of this Sublease and except as expressly provided herein, wherever in the Primary Lease the word “Lessor” is used, it shall be deemed to mean the Sublessor herein; and wherever in the Primary Lease the word “Lessee” is used, it shall be deemed to mean the Sublessee herein; and wherever the word “Demised Premises” is used, it shall be deemed to mean the Sublease Premises herein. For purposes of this Sublease, the “Excluded Obligations” shall mean and include (i) any duties and obligations of Sublessor arising under the Primary Lease prior to the Sublease Commencement Date, (ii) any duties and obligations of Sublessor under the Primary Lease relating to the Sublessor's use and possession of the Home Point Premises, and (iii) the exclusions set forth in Section 1(c) below. (c) Sublessee shall have no obligation to Sublessor or the Landlord to (i) cure any default of Sublessor under the Primary Lease, (ii) repair any damage to the Sublease Premises caused by the Sublessor, (iii) remove any alterations or additions installed within the Sublease Premises by Sublessor or otherwise existing as of the Sublease Commencement Date, (iv) indemnify Sublessor or Landlord with respect to any negligence or willful misconduct of Sublessor, or any of its officers, directors, employees, agents, representatives or invitees, or Sublessor’s breach of this Sublease, or (v) discharge any liens on the Sublease Premises that arise out of any work performed or claimed to be performed, by or at the direction of Sublessor. Except as set forth below and provided in Section 1(b) above, this Sublease, the terms and conditions of this Sublease shall include all of the terms of the Primary Lease and such terms are incorporated into this Sublease as if fully set forth herein, except that: (a) the Page 2 of 14 following provisions shall not be included: Sections 1.3, 1.4, 2.1, 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.8, 2.9, 3.1, 3.2, 3.4, 7.1 (second paragraph only), 19.1; 24.13, 24.16, 24.25, 24.26, 24.27, 24.28, 24.29, 24.30, 24.31 (first sentence only), Exhibit A, Exhibit B, Exhibit C, Exhibit D, Exhibit E, Exhibit E-1, Exhibit G, Exhibit H, Exhibit H-1, First Addendum, Second Addendum, Third Addendum and Fourth Addendum, (b) references in the following provisions to "Lessor" shall mean "Landlord" rather than Sublessor: Sections 4.2, 6.1, 6.2, 6.3, 8.1, 10.1, 10.2, 11.1 (first sentence only), 21.1, 23.1, 23.2, 23.3, 23.4, 23.5, 23.6, 24.3, 24.4 and Exhibit F; and (c) wherever there is a requirement to pay the costs and expenses of "Lessor," Sublessee shall only be obligated to pay Landlord’s costs and expenses and not both Sublessor’s and Landlord’s costs and expenses. (d) During the term of this Sublease, Sublessee does hereby expressly assume and agree to perform and comply with, for the benefit of Sublessor and Landlord, each and every obligation of Sublessor under the Primary Lease, as incorporated herein, that is not an Excluded Obligation (collectively, the “Sublessee’s Assumed Obligations”). 2. Sublease Term and Termination. (a) This Sublease shall commence on the later of (a) June 1, 2019 or (b) the date on which the Landlord provides consent pursuant to Section 7 hereto and Sublessor delivers possession of either Suite 300 or the entire Sublease Premises to Sublessee in the required condition described below (the “Sublease Commencement Date”) and shall terminate on October 31, 2022 (the “Sublease Termination Date”). If Sublessor will not be able to deliver Suite 200 on the Sublease Commencement Date, (i) Sublessor shall provide Sublessee with 15 days prior written notice of such inability, (ii) Rent shall be prorated accordingly based on the actual space occupied by Sublessee until Suite 200 is turned over to Sublessee in the required condition and (iii) the Sublease Commencement Date shall occur as to Suite 200 on the date Sublessor delivers Suite 200 to Sublessee in the required condition. Sublessor shall use commercially reasonable efforts to deliver Suite 300 to Sublessee in the required condition no later than June 1, 2019 and to deliver Suite 200 to Sublessee in the required condition not later than July 1, 2019. Notwithstanding anything to the contrary herein, (i) if Sublessor fails to deliver Suite 300 to Sublessee in the required condition by June 1, 2019, then the date Sublessee is otherwise obliged to commence payment of Rent as to Suite 300 shall be delayed by one day for each day that the Sublease Commencement Date as to Suite 300 is delayed beyond such date and (ii) if Sublessor fails to deliver Suite 200 to Sublessee in the required condition by July 1, 2019, then the date Sublessee is otherwise obliged to commence payment of Rent as to Suite 200 shall be delayed by one day for each day that the Sublease Commencement Date as to Suite 200 is delayed beyond such date. Sublessor will deliver possession of the Sublease Premises to Sublessee in good, vacant (other than FF&E remaining in Page 3 of 14 accordance with Section 4(d), below), clean and otherwise in the condition as of the date hereof. (b) Sublessee shall be responsible for any costs, expenses, losses, penalties and damages in amounts equal to those stated in the Primary Lease, as incorporated herein, and indemnify and hold Sublessor harmless from the same, should it retain possession of the Sublease Premises or otherwise holdover beyond the expiration of the Sublease or upon earlier termination as provided herein or in the Primary Lease, as incorporated herein. If Sublessee enters into a direct follow on lease with Landlord for the Home Point Premises, Sublessor shall vacate and deliver the Home Point Premises to Landlord in the condition required by the Primary Lease on or before October 31, 2022. (c) At the conclusion of the Sublease term, Sublessee shall not be required to remove any improvements made to the Sublease Premises (unless such improvements were installed by Sublessee and not expressly approved by Sublessor or Landlord) including, but not limited to, cables, wiring or conduits. Without limiting the foregoing, Sublessee shall have no obligation to remove any alterations or improvements existing in the Sublease Premises as of the Sublease Commencement Date. Notwithstanding anything to the contrary herein or in the Primary Lease, upon the occurrence of the Sublease Termination Date, Sublessee will be fully released and discharged from any further obligation under this Sublease, except those obligations intended to survive the expiration or earlier termination of this Sublease. 3. Sublease Rent and Other Charges. Sublessee agrees during the term of this Sublease to pay the Rent (defined below) for the Sublease Premises. (a) Rent. Sublessee shall pay to Sublessor as Rent for the Sublease Premises equal monthly payments in advance, for the period starting on the Sublease Commencement Date and then on the first day of each month thereafter until and including the Sublease Termination Date, as follows: Time Period* Monthly Rent June 1 - August 31, 2019 $0.00 September 1, 2019- May $71,986.38 31, 2020 June 1, 2020 – May 31, $74,145.97 2021 June 1, 2021 – May 31, $76,370.35 2022 June 1, 2022 – October 31, $78,661.46 2022 Page 4 of 14

* If the Sublease Commencement Date occurs on a date later than June 1, 2019, the above schedule shall be adjusted to provide for three (3) full calendar months of abated Rent from and after the Commencement Date and three percent (3%) Rent adjustments on each anniversary of the Sublease Commencement Date. Sublessee shall remit Rent payments in the monthly sums stated on or before the first day of each month. Rent Defined. All monetary obligations of Sublessee to Sublessor under the terms of this Sublease Agreement are deemed to be rent (“Rent”). Rent shall be payable in lawful money of the United States to Sublessor at the address stated herein or to such other persons or at such other places as Sublessor may designate in writing. (b) Additional Rent. During the term of this Sublease, the Sublessee shall not be responsible for the payment of any Additional Rent (as defined in Section 3.2 the Primary Lease). Such Additional Rent shall remain the obligation of the Sublessor. Notwithstanding anything to the contrary herein, Sublessor acknowledges and agrees that this Sublease is intended to be a “full service” sublease and, except as expressly provided in this Section 3, Sublessee shall in no event have any obligation to perform or to pay directly, or to reimburse Sublessor for, all or any portion of any premiums, claims, losses, fees, charges, costs and expenses for taxes, insurance premiums, operating expenses, common area charges, utilities or any other expenses for the operation, management, maintenance and repair (other than costs for repairs related to damages caused by Sublessee) of the Premises or the Building. (c) Security Deposit. Concurrently with Sublessee’s execution of this Sublease, Sublessee shall deposit with Sublessor a cash sum in the amount of $71,986.38 (the “Security Deposit”). Sublessor shall hold the Security Deposit as security for the performance of Sublessee’s obligations under this Sublease and under the Primary Lease. If Sublessee defaults beyond applicable notice and cure periods on any provision of this Sublease or of the Primary Lease, Sublessor may, without prejudice to any other available remedy, apply all or part of the Security Deposit to any rental or other sums in default; to any amount Sublessor may spend or be obligated to spend exercising or protecting its rights under the Sublease or the Primary Lease; or to any expense, loss or damage Sublessor may suffer because of Sublessee’s default. In the event Sublessor is required to apply any portion of the Security Deposit, Sublessee shall, within five (5) days following written notice thereof from Sublessor, replenish the Security Deposit by the amount so applied by Sublessor. Sublessor shall have no obligation to hold the Security Deposit in an interest bearing account and Sublessee shall have no right to any interest that may be earned on such funds. The Security Deposit (less any amounts necessary to cure any then existing defaults or to make any necessary repairs that are Sublessee’s obligation hereunder) shall be returned to Sublessee within thirty (30) days after the expiration or other termination of the Sublease. Page 5 of 14

4. Use and Quiet Enjoyment of Sublease Premises. (a) Agreed Use. The Sublease Premises shall be used and occupied by Sublessee only for General Office use and such other uses as are permitted in the Landlord Consent (as defined below) and for no other purpose. Sublessee shall keep and maintain the Sublease Premises in good order and condition in accordance with the Primary Lease, as incorporated herein, including but not limited to Section 8.2. Sublessee shall comply with all applicable rules and regulations specified in the Primary Lease, including but not limited to Exhibit F thereto. Notwithstanding anything in the Primary Lease or herein to the contrary, any invoices related to any additional services and materials for the Sublease Premises requested from the Landlord by Sublessee but presented to the Sublessor shall be promptly paid by Sublessee when presented by Sublessor. Under no circumstances shall Sublessee request any additional services or materials in violation of the Primary Lease. (b) Quiet Enjoyment. Upon the Sublease Commencement Date, Sublessee may take immediate possession of the Sublease Premises and retain use and possession thereof until the Sublease Termination Date or earlier termination of this Sublease. Upon request by Sublessee and without any cost or expense to Sublessee, Sublessor will use its best efforts to cause Landlord to perform its obligation under the Primary Lease for the benefit of Sublessee. Sublessor agrees not to violate any of the terms and conditions of the Primary Lease or cause the terms and conditions thereof to be violated. Sublessor shall not cause or permit any conditions, act, or omission that would, whether or not with notice of with passage of time, constitute default under the Primary Lease. Sublessor shall fully perform all of its obligations under the Primary Lease to the extent Sublessee has not expressly agreed to perform such obligations under this Sublease. Sublessor shall not terminate or take any actions giving rise to a termination right under the Primary Lease, amend or waive any provisions under the Primary Lease with respect to the Sublease Premises or make any elections, exercise any right or remedy or give any consent or approval under the Primary Lease with respect to the Sublease Premises without, in each instance, Sublessee's prior written consent. (c) [Intentionally Deleted] (d) Furniture, Fixtures, and Equipment. Sublessee shall have the right to utilize all existing furniture, fixtures, and equipment in the Sublease Premises as of the Sublease Commencement Date (the “FF&E”) for the duration of the Sublease and as of the Sublease Termination Date or earlier termination or expiration of this Sublease , the ownership of all furniture, fixtures, and equipment shall pass to the Sublessee at no cost. Page 6 of 14

(e) Parking. Sublessee shall have the use of not less than 281 of the general parking spaces specified in the Primary Lease during the term of the Sublease at no additional cost to Sublessee. (f) Signage. Sublessor and Sublessee acknowledge that the exterior building signage described in Section 7.1 of the Primary Lease is not transferable per the terms of the Primary Lease. However, if Sublessee is successful in negotiating a direct lease with Landlord for the Sublease Premises commencing on the expiration or earlier termination of this Sublease that includes rights to the Highway 465 facing-exterior building signage (the “Hwy 465 Signage”), then, upon execution of such lease, Sublessee shall have the right to remove Sublessor’s existing Hwy 465 Signage and replace such signage with Sublessee’s building signage. All costs associated with removing any existing Sublessor signs and installing new building signage shall be at Sublessee’s sole expense. Notwithstanding the foregoing, Sublessee shall be entitled to “Standard Signage” described in the first paragraph of Section 7.1 of the Primary Lease, at the sole cost of Sublessee. (g) AS-IS Condition. The Sublease Premises shall be subleased hereunder on an “as is” basis. Sublessee accepts the Sublease Premises in its current, "as-is" condition. Other than as described in Section 4(d) above, Sublessor shall have no obligation to furnish or supply any other work, services, furniture, fixtures, equipment, or decorations. On or before the Sublease Termination Date or earlier termination or expiration of this Sublease, Sublessee shall surrender the Sublease Premises in broom clean condition. The obligations of Sublessee hereunder shall survive the expiration or earlier termination of this Sublease. Notwithstanding anything to the contrary herein, if Sublessee enters into a direct lease for the Sublease Premises for a period commencing concurrently with the expiration date of this Sublease, then Sublessee shall not be required to surrender the Sublease Premises as provided in this Sublease and any continued occupancy of the Sublease Premises by Sublessee after the Sublease Termination Date shall be pursuant to such direct lease rather than this Sublease. 5. Ind emnity (a) Sublessor. Sublessor shall indemnify and hold harmless Sublessee and its officers, employees and affiliates, agents, and representatives (collectively, “Sublessee’s Representatives”) from and against any and all actions or claims asserted against Sublessee or Sublessee’s Representatives and shall reimburse Sublessee for any and all actual costs, losses, liabilities, damages, charges, liens, deficiencies or expenses of any nature (including, without limitation reasonable attorney’s fees and court costs) incurred by or assessed against Sublessee or Sublessee’s Representatives, arising out of or resulting from any acts, errors, or omissions of Sublessor or any agent, representative, or invitee of Sublessor, with respect to Page 7 of 14 the Sublease Premises or in connection with the Primary Lease or this Sublease, including, without limitation, any liability arising from Sublessor’s default thereof. (b) Sublessee. Sublessee shall indemnify and hold harmless Sublessor and its officers, employees and affiliates, agents, and representatives (collectively, “Sublessor’s Representatives”) from and against any and all actions or claims asserted against Sublessor or Sublessor’s Representatives and shall reimburse Sublessor from and against any and all actions or claims asserted against Sublessor and shall reimburse Sublessor for any and all actual costs, losses liabilities, damages, charges, liens, deficiencies or expenses of any nature (including, without limitation, reasonable attorney’s fees and court costs) incurred by or assessed against Sublessor or Sublessor’s Representatives arising out of or resulting from any acts, errors, or omissions of Sublessee in connection with this Sublease or Sublessee’s use of the Sublease Premises, including any failure to comply with or perform Sublessee’s Assumed Obligations or any breach of this Sublease. 6. Sublessor’s Estoppel Certifications . Sublessor hereby acknowledges and certifies to Sublessee that as of the Sublease Effective Date: (a) neither Sublessor nor Landlord is in default under the Primary Lease and each has fully performed all of its obligations and responsibilities thereof; (b) other than this Sublease, there is no existing sublease of the Premises or any part thereof and Sublessor has not assigned to any third-party the Primary Lease or any rights or interests therein, either directly or indirectly; (c) the Primary Lease is valid, in effect and has not been amended (except as disclosed in Exhibit “A”) and the copy of the Primary Lease attached hereto as Exhibit A is a true, correct and complete copy of the Primary Lease and (d) to Sublessor’s actual knowledge, the electrical, plumbing, life safety, heating, ventilating and air conditioning systems serving the Sublease Premises are in good, working order and repair. 7. Landlord Consent . This Sublease is expressly conditioned on obtaining the written consent of Landlord in a form reasonably acceptable to Sublessor and Sublessee (“Landlord Consent”), which Landlord Consent shall contain, unless waived by Sublessee, Landlord’s agreement that (i) Sublessee may use the Sublease Premises for General Office use and (ii) the waiver of subrogation set forth in Section 14.1 of the Primary Lease shall apply as between Landlord and Sublessee. Any fees and expenses incurred by the Landlord in connection with requesting and obtaining such Landlord Consent shall be paid by Sublessor. If Sublessor fails to obtain Landlord’s consent as aforesaid within thirty (30) days after execution of this Sublease by Sublessee, then Sublessee may terminate this Sublease by giving Sublessor written notice thereof, and Sublessor shall promptly return the Security Deposit to Sublessee. 8. Renewal and Extension of Primary Lease. Sublessor shall have no obligation, and Sublessee shall have no right or power, to exercise any option to renew or extend the term of the Primary Lease or to exercise any expansion option, termination option, right of first refusal or right of first offer under the Primary Lease. Page 8 of 14

9. Miscellaneous. (a) Amendment. This Sublease Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. (b) Counterparts. This Sublease Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one and the same agreement. Execution and delivery of this Sublease Agreement by facsimile transmission or electronic mail (.pdf file) is binding the same as if original signed copies had been exchanged by the parties hereto. (c) Entire Agreement. This Sublease Agreement contains the entire agreement between the parties and supersedes all prior agreements, arrangements, and understandings relating to the subject matter hereof. There are no written or oral agreements, understandings, representations, or warranties between the parties other than those set forth in this Sublease Agreement. (d) Rights Cumulative; Waivers. The rights of each of the parties under this Sublease Agreement are cumulative, may be exercised as often as any party considers appropriate, and are in addition to each such party’s rights, except as otherwise modified herein, or by the applicable law. The rights of each of the parties hereunder shall not be capable of being waived or varied otherwise than by an express waiver or variation in writing. Any failure to exercise or any delay in exercising any of such rights shall not operate as a waiver or variation of that or any other such right. (e) Notices. All notices and other communications under this Sublease Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand, by overnight courier, by registered mail, return receipt requested, postage repaid, or e-mail addressed to the parties at the following address (or at such other addresses as shall be specified by like notice): If to Sublessor, to: Home Point Financial Corporation 2211 Old Earhart Road, Suite 250 Ann Arbor, Michigan 48105 Attention: Kyle McGuire Email: kmcguire@hpfc.com Page 9 of 14 with a copy to: Chief Legal Officer legal@hpfc.com If to Sublessee, to: eHealthInsurance Services, Inc. 11919 Foundation Place, Suite 100 Gold River, CA 95670 Attention: Kevin Brown Email: kevin.brown@ehealth.com with a copy to: General Counsel legalreview@ehealth.com (f) Governing Law. This Sublease Agreement shall be governed by and construed in accordance with the laws of the State of Indiana without reference to the choice of law principle thereof. (g) Severability. In the case any provision in this Sublease Agreement shall be found by a court of competent jurisdiction to be invalid, illegal, or unenforceable, such provision shall be construed and enforced as if it had been more narrowly drawn so as not to be invalid, illegal, or unenforceable, and the validity, legality, and enforceability of the remaining provisions of the Sublease Agreement shall not in any way be affected or impaired thereby. (h) Successors and Assigns. This Sublease Agreement shall be binding upon the parties hereto and their respective permitted successors and assigns. (i) Third Party Beneficiaries. This Sublease Agreement is intended for the sole benefit of the parties hereto and their respective successors and permitted assigns, and there shall be no other third party beneficiaries. (j) Default by Sublessee. If Sublessee defaults in the payment of Rent or breaches any other covenant or agreement of this Sublease or applicable covenant or agreement of the Primary Lease, Sublessor may exercise any remedies available at law or in equity, terminate this Sublease, and with or without process of law, expel or remove Sublessee or any other person or persons in occupancy from the Sublease Premises, together with their goods and chattels, using such force as may be necessary in the judgment of Sublessor or its agent in so doing, and repossess the Sublease Premises just as if the Sublessee repudiated this Sublease and thereupon, in addition to Sublessor’s right to exercise any remedies available at law or in equity. Page 10 of 14

(k) Attorney Fees, Costs, etc. If any action at law or in equity, including an action for declaratory relief is brought to enforce or interpret the provisions of this Sublease Agreement, the prevailing party shall be entitled to recover reasonable attorney fees and court costs from the other party. Such fees may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose. Such fees shall be in addition to any other relief that may be awarded. (l) Brokers. Each party hereto represents and warrants to the other that it has not dealt with any broker other than Scotland Wright & Associates, LLC and CBRE Group, Inc., representing Sublessor (“Sublessor’s Brokers”), and Newmark Knight Frank, representing Sublessee (“Sublessee’s Broker”), in connection with this Sublease. Sublessor is responsible for paying both Sublessor’s Brokers and Sublessee’s Broker, and shall pay Sublessee’s Broker the commission specified in the letter of intent dated April 2, 2019. Each of Sublessor and Sublessee agrees to indemnify and hold the other harmless from all claims arising as a result of the indemnifying party’s breach of this Section. The obligations of Sublessor and Sublessee under this Section shall survive the expiration or earlier termination of this Sublease. Page 11 of 14

Exhibit A Primary Lease Page 13 of 14

Exhibit B Diagram of the Premises Page 14 of 14

Lakefront 15 (fka Building 74) EXHIBIT "B" SUBLEASE PROFIT PAYMENTS Based on Tenant's representation that there will be no rental payable under the Sublease which exceeds the amount of rental payable under the Prime Lease (prorated as provided for in the Prime Lease and after deduction by Tenant for the reasonable and necessary costs associated with the Sublease amortized over the remaining term of the Prime Lease), no additional payments shall be due to Landlord pursuant to Section 17.1 of the Prime Lease. I\14407490.8 B-1